Exhibit 99.1

,

PEOPLE’S UTAH BANCORP REPORTS SECOND QUARTER 2019 RESULTS; ANNOUNCES INCREASE IN QUARTERLY DIVIDEND PAYMENT

Second Quarter 2019 Highlights

▪	Achieved return on average assets of 1.96% for the second quarter
▪	Realized return on average equity of 14.33% for the second quarter
▪	Earnings per diluted share increased 5.5% to $0.58 year-over-year
▪	Net interest margin narrowed 2 bps to 5.24% for the second quarter
▪	Total deposits grew $200 million, or 11.2%, to $1.98 billion year-over-year
▪	Total loans held for investment declined 1.1% to $1.67 billion year-over-year
▪	Total assets exceed $2.3 billion at June 30, 2019

AMERICAN FORK, UTAH, July 25, 2019 – People’s Utah Bancorp (the “Company” or “PUB”) (Nasdaq: PUB) reported net income of $11.0 million for the second quarter of 2019 compared with $10.5 million for the first quarter of 2019, and $10.5 million for the second quarter of 2018.  Diluted earnings per common share were $0.58 for the second quarter of 2019 compared with $0.55 for the first quarter of 2019, and $0.55 for the second quarter of 2018.

Return on average assets was 1.96% for the second quarter of 2019 compared with 1.95% for first quarter of 2019, and 1.93% for the second quarter of 2018.  Return on average equity was 14.33% for the second quarter of 2019 compared with 14.38% for the first quarter of 2019, and 15.60% for the second quarter of 2018.

The Board of Directors declared an increase in the quarterly dividend payment to $0.13 per common share. The dividend will be payable on August 12, 2019 to shareholders of record as of August 5, 2019. The dividend payout ratio for earnings for the second quarter of 2019 was 22.3%.  This continues the over 50-year trend of paying dividends by the Company.

“People’s Utah Bancorp achieved another strong quarter with a return on average equity of 14.3% as we continue to position, strengthen, and fortify our balance sheet,” said Len Williams, President and Chief Executive Officer.  “We have increased our average equity to average assets from 12.4% a year ago to 13.7% for the second quarter of 2019, while increasing our allowance for loan losses from 1.3% a year ago to 1.7% at the end of the second quarter.”

Mr. Williams continued, “Our total deposits grew $200 million, or 11.2% year-over-year, as our retail branches and commercial treasury management team have focused on raising commercial deposits from existing commercial clients, as well as the acquisition of new client relationships.  Our increased selectivity and concentration management has slowed our loan growth.  However, we believe this focus will ensure greater strength and safety, given our expectations for a slower economy going forward.  The economic outlook for the Utah market continues to be strong relative to the U.S. economy overall, which provides us further opportunities to grow our organization.  We continue to actively evaluate potential acquisition opportunities throughout the Intermountain West.”

Net Interest Income and Margin

For the second quarter of 2019, net interest income grew 2.8%, or $0.7 million, to $27.7 million compared with $27.0 million for the same period a year earlier.  The increase is primarily the result of average interest earning assets growing 3.1%, or $64.8 million, and yields on interest earning assets increasing 8 basis points to 5.68% for the same comparable period. Higher yields on interest earning assets was primarily the result of yields on loans increasing 23 basis points to 6.57% for the same comparable period, offset by a 1.5%, or $25.8 million decline in average loan balances and by the percentage of loans to total interest earning assets decreasing to 79.5% for the second quarter of 2019 compared with 83.2% for the second quarter of 2018.

For the second quarter of 2019, total cost of interest bearing liabilities increased 17 basis points to 0.74% compared with the same period a year ago and is the result of the cost of interest bearing deposits increasing 34 basis points to 0.74% for the same comparable periods.  The Company had no short-term borrowing for the second quarter of 2019 compared with $128.3 million of short-term borrowings for the second quarter of 2018.

Acquisition accounting adjustments, including the accretion of loan discounts and amortization of certificate of deposits premium, added 7 basis points to the net interest margin for the second quarter of 2019.

Provision for Loan Losses

For the second quarter of 2019, provision for loan losses was $2.2 million compared with $1.5 million for the same period a year earlier. The increase in provision for loan losses in the second quarter of 2019 is due primarily to $3.3 million in specific reserves, of which $2.2 million were reserved for the unguaranteed portion of four Government-guaranteed loans acquired in the Town & Country acquisition.  For the second quarter of 2019, the Company incurred net charge-offs of $34 thousand compared with net recoveries of $0.1 million for the same period a year ago.

Noninterest Income

For the second quarter of 2019, noninterest income was $3.6 million compared with $4.1 million the same period a year ago.  The decrease was primarily due to a one-time gain on sale of securities of $0.3 million in the second quarter of 2018 and $0.2 million loss on the disposal of assets in the second quarter of 2019.

Noninterest Expense

For the second quarter of 2019, noninterest expense was $14.7 million compared with $15.8 million for the the same period a year earlier and is primarily the result of $0.7 million in lower salaries and employee benefits, $0.3 million in lower other non-interest expense primarily related to lower legal expenses, $0.2 million in lower FDIC premiums, and $0.1 million in lower marketing costs.  For the second quarter of 2019, the Company’s efficiency ratio was 46.93% compared with 50.97% for the same period a year ago.

“Our lower marketing and adverstising costs are directly the result of us deciding to simplify our branding strategy to a single, unified name for our Bank, a new logo, and a more contemporary look.  We expect to roll out our new single brand strategy around the end of the year and anticipate higher marketing and advertising costs over the next several quarters,” said Mr. Williams.

Income Tax Provision

For the second quarter of 2019, income tax expense was $3.5 million compared with $3.3 million for the same period a year earlier.  For the second quarter of 2019, the effective tax rate was 24.1% compared with 23.9% for the same period a year ago.

Loans and Credit Quality

Loans held for investment decreased $6.3 million, or 0.4%, to $1.67 billion at June 30, 2019 compared with $1.68 billion at December 31, 2018, and decreased $19.4 million, or 1.1%. compared with $1.69 billion at June 30, 2018.  The decline is primarily the result of declines in the acquisition, development, and construction loan portfolio of $17.1 million, or 5.26% from December 31, 2018 to June 30, 2019 and $66.4 million, or 17.76%, from a year ago, as the Company has managed loan concentration levels and become more selective with the type and size of construction projects that it is willing to finance, given its perspective on a slowing economy.

For the six months ended June 30, 2019, average loans declined $6.8 million, or 0.4%, to $1.68 billion compared with $1.69 billion for the same period a year earlier.

Non-performing loans were $5.1 million at June 30, 2019 compared with $4.5 million at December 31, 2018, and $8.6 million at June 30, 2018  Non-performing loans to total loans were 0.31% at June 30, 2019 compared with 0.27% at December 31, 2018, and 0.51% at June 30, 2018.  Non-performing assets were $5.1 million at June 30, 2019 compared with $4.5 million at December 31, 2018, and $8.6 million at June 30, 2018.  Non-performing assets to total assets were 0.22% at June 30, 2019 compared with 0.21% at December 31, 2018, and 0.40% at June 30, 2018.  The allowance for loan losses increased $5.7 million, or 25.7%, to $28.0 million at June 30, 2019 compared with the same period a year ago.  The allowance for loan losses to loans held for investment was 1.68% at June 30, 2019 compared with 1.50% at December 31, 2018, and 1.32% at June 30, 2018.  In accordance with acquisition accounting, loans acquired from the Utah branches of Banner Bank and from Town & Country Bank were recorded at their estimated fair value, which resulted in a net discount to the loans’ contractual amounts, a portion of which reflects a discount for possible credit losses. Credit discounts are included in the determination of fair value, and as a result, no allowance for loan and lease losses is recorded for acquired loans at the acquisition date.  The discount recorded on the acquired loans is not reflected in the allowance for loan losses or related allowance coverage ratios.  Remaining credit discounts on acquired loans was $6.7 million at June 30, 2019.

Deposits and Liabilities

Total deposits increased $105 million, or 5.6%, to $1.98 billion at June 30, 2019 compared with $1.88 billion at December 31, 2018, and increased $200 million, or 11.2%, compared with $1.78 billion at June 30, 2018.  The increase in total deposits was primarily the result of organic commercial deposit growth. Non-interest bearing deposits were 35.7% of total deposits as of June 30, 2019 compared with 34.2% as of December 31, 2018, and 36.3% as of June 30, 2018.

Shareholders’ Equity

Shareholders’ equity increased by $22.6 million to $313 million at June 30, 2019 compared with $290 million at December 31, 2018, and increased by $41.2 million compared with $272 million at June 30, 2018. The increase resulted primarily from net income earned during the intervening periods, net of cash dividends paid to shareholders; and a reduction in accumulated other comprehensive losses resulting from an improvement in the fair value of investment securities as overall interest rates declined.

Conference Call and Webcast

Management will host a conference call on Friday, July 26, 2019 at 10:00 a.m. MDT (12:00 p.m. EDT) to discuss the second quarter 2019 results. Interested investors may listen to the call live at www.peoplesutah.com.  Investment professionals are invited to dial 888-317-6003 (international calls 412-317-6061) and the participant entry number is 7584075. Please dial in 10-15 minutes early so the name and company information can be collected prior to the start of the conference.

If you are unable to participate during the live webcast, the call will be archived on our website www.peoplesutah.com, or at the same URL above for one month after the call. Forward-looking and other material information may be discussed on this conference call.

Forward-Looking Statements

Statements in this release that are based on information other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date.

Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include: (i) market and economic conditions; (ii) capital sufficiency; (iii) operational, liquidity, interest rate and credit risks; (iv) deterioration of asset quality; (v) achieving loan and deposit growth; (vi) increased competition; (vii) adequacy of reserves; (viii) investments in new branches and new business opportunities; and (ix) changes in the regulatory or legal environment; as well as other factors discussed in the section titled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission.

The foregoing factors should not be construed as exhaustive. The Company does not intend, or undertake any obligation to publicly update these forward-looking statements.

About People’s Utah Bancorp

People’s Utah Bancorp is the holding company for People’s Intermountain Bank.  People’s Intermountain Bank is a full-service community bank providing loans, deposit and cash management services to individuals and businesses. The Company offers its clients direct access to decision makers, unparalleled responsiveness, seasoned relationship managers, and technology solutions. People’s Intermountain Bank has 26 locations in three banking divisions, Bank of American Fork, Lewiston State Bank, and People’s Town & Country Bank; and a mortgage division, People’s Intermountain Bank Mortgage. The Company has been serving communities in Utah and southern Idaho for more than 100 years. More information about PUB is available at www.peoplesutah.com.

Investor Relations Contact:

Mark K. Olson

Executive Vice President and Chief Financial Officer

1 East Main Street

American Fork UT 84003

investorrelations@peoplesutah.com

Phone: 801-642-3998

PEOPLE’S UTAH BANCORP

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Six Months Ended
(Dollars in thousands, except share	June 30,	March 31,	June 30,	June 30,	June 30,
and per share data)	2019	2019	2018	2019	2018
Interest income
Interest and fees on loans	$27,628	$26,980	$27,073	$54,608	$52,856
Interest and dividends on investments	2,422	2,172	1,683	4,594	3,339
Total interest income	30,050	29,152	28,756	59,202	56,195
Interest expense	2,330	2,245	1,778	4,575	3,273
Net interest income	27,720	26,907	26,978	54,627	52,922
Provision for loan losses	2,150	1,550	1,475	3,700	3,525
Net interest income after provision for loan losses	25,570	25,357	25,503	50,927	49,397
Non-interest income
Mortgage banking	1,621	1,417	1,505	3,038	3,143
Card processing	814	615	799	1,429	1,522
Service charges on deposit accounts	705	657	704	1,362	1,377
Net gain on sale of investment securities	-	-	333	-	335
Other	458	648	725	1,106	1,407
Total non-interest income	3,598	3,337	4,066	6,935	7,784
Non-interest expense
Salaries and employee benefits	9,526	9,886	10,196	19,412	20,619
Occupancy, equipment and depreciation	1,558	1,456	1,411	3,014	2,954
Data processing	1,018	964	1,063	1,982	1,933
Marketing and advertising	226	116	321	342	767
FDIC premiums	148	90	299	238	628
Acquisition-related costs	-	-	1	-	350
Other	2,223	2,404	2,532	4,627	4,620
Total non-interest expense	14,699	14,916	15,823	29,615	31,871
Income before income tax expense	14,469	13,778	13,746	28,247	25,310
Income tax expense	3,480	3,273	3,279	6,753	5,839
Net income	$10,989	$10,505	$10,467	$21,494	$19,471

Earnings per common share:
Basic	$0.58	$0.56	$0.56	$1.14	$1.04
Diluted	$0.58	$0.55	$0.55	$1.13	$1.03

Weighted average common shares outstanding:
Basic	18,805,760	18,781,210	18,679,908	18,793,553	18,639,397
Diluted	19,007,297	18,989,565	18,989,176	18,998,480	18,963,549

PEOPLE’S UTAH BANCORP

UNAUDITED CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,	December 31,	June 30,
(Dollars in thousands, except share data)	2019	2019	2018	2018
ASSETS
Cash and due from banks	$38,121	$36,659	$39,471	$33,484
Interest bearing deposits	64,064	106,467	7,456	17,930
Federal funds sold	90,281	896	1,620	908
Total cash and cash equivalents	192,466	144,022	48,547	52,322
Investment securities:
Available for sale, at fair value	334,762	347,123	280,964	236,699
Held to maturity, at historical cost	-	-	65,462	67,922
Total investment securities	334,762	347,123	346,426	304,621
Non-marketable equity securities	2,623	2,623	2,551	6,151
Loans held for sale	18,446	7,184	10,267	11,058
Loans:
Loans held for investment	1,672,584	1,676,889	1,678,902	1,691,959
Allowance for loan losses	(28,039)	(25,923)	(25,245)	(22,308)
Total loans held for investment, net	1,644,545	1,650,966	1,653,657	1,669,651
Premises and equipment, net	37,925	37,836	36,532	29,335
Goodwill	25,673	25,673	25,673	25,673
Bank-owned life insurance	26,734	26,581	26,433	26,120
Deferred income tax assets	9,178	10,354	11,514	10,764
Accrued interest receivable	8,642	8,593	8,282	7,658
Other intangibles	3,191	3,301	3,412	3,633
Other real estate owned	-	-	-	-
Other assets	7,680	6,551	11,000	14,784
Total assets	$2,311,865	$2,270,807	$2,184,294	$2,161,770

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing deposits	$707,135	$655,866	$642,594	$646,574
Interest bearing deposits	1,274,771	1,295,459	1,234,461	1,135,366
Total deposits	1,981,906	1,951,325	1,877,055	1,781,940
Short-term borrowings	-	-	-	90,000
Accrued interest payable	546	521	483	369
Other liabilities	16,614	17,634	16,594	17,862
Total liabilities	1,999,066	1,969,480	1,894,132	1,890,171

Shareholders’ equity:
Preferred shares, $0.01 par value	-	-	-	-
Common shares, $0.01 par value	188	188	187	187
Additional paid-in capital	87,275	86,892	86,308	85,620
Retained earnings	224,950	216,216	207,779	190,735
Accumulated other comprehensive income/(loss)	386	(1,969)	(4,112)	(4,943)
Total shareholders’ equity	312,799	301,327	290,162	271,599
Total liabilities and shareholders’ equity	$2,311,865	$2,270,807	$2,184,294	$2,161,770

Common shares outstanding	18,819,332	18,797,280	18,728,823	18,683,883

PEOPLE’S UTAH BANCORP

SUMMARY FINANCIAL INFORMATION

	June 30,	March 31,	December 31,	June 30,
(Dollars in thousands, except share data)	2019	2019	2018	2018
Selected Balance Sheet Information:
Book value per share	$16.62	$16.03	$15.49	$14.54
Tangible book value per share	$15.09	$14.49	$13.94	$12.97
Non-performing loans to total loans	0.31%	0.28%	0.27%	0.51%
Non-performing assets to total assets	0.22%	0.21%	0.21%	0.40%
Allowance for loan losses to loans held for investment	1.68%	1.55%	1.50%	1.32%
Loans to Deposits	83.91%	84.98%	88.65%	94.32%

Asset Quality Data:
Non-performing loans	$5,104	$4,706	$4,499	$8,649
Non-performing assets	$5,104	$4,706	$4,499	$8,649

Capital Ratios:
Tier 1 leverage capital (1)	12.78%	12.70%	12.27%	11.48%
Total risk-based capital (1)	17.24%	16.86%	16.36%	15.22%
Average equity to average assets	13.69%	13.55%	13.04%	12.36%
Tangible common equity to tangible assets (3)	12.44%	12.15%	12.11%	11.36%

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Selected Financial Information:
Basic earnings per share	$0.58	$0.56	$0.56	$1.14	$1.04
Diluted earnings per share	$0.58	$0.55	$0.55	$1.13	$1.03
Net interest margin (2)	5.24%	5.29%	5.26%	5.26%	5.24%
Efficiency ratio	46.93%	49.32%	50.97%	48.11%	52.50%
Non-interest income to average assets	0.64%	0.62%	0.75%	0.63%	0.73%
Non-interest expense to average assets	2.63%	2.77%	2.91%	2.69%	2.97%
Return on average assets	1.96%	1.95%	1.93%	1.96%	1.82%
Return on average equity	14.33%	14.38%	15.60%	14.35%	14.79%
Net charge-offs / (recoveries)	$34	$872	$(102)	$906	$(480)
Annualized net charge-offs / (recoveries) to average loans	0.01%	0.21%	-0.02%	0.11%	-0.06%

________________________________

(1)	Tier 1 leverage capital and Total risk-based capital as of June 30, 2019 are estimates.
(2)	Net interest margin is defined as net interest income divided by average earning assets.
(3)

Represents the sum of total shareholders’ equity less intangible assets all divided by the sum of total assets less intangible assets. Intangible assets were $28,864,000, 28,974,000, $29,085,000, and $29,306,000 at June 30, 2019, March 31, 2019, December 31, 2018, and June 30, 2018, respectively.

PEOPLE’S UTAH BANCORP

SELECTED AVERAGE BALANCES AND YIELDS

	Three Months Ended
	June 30, 2019			June 30, 2018
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands, except footnotes)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest earning deposits in other banks and federal funds sold	$89,461	$511	2.29%	$15,533	$64	1.65%
Securities: (1)
Taxable securities	276,993	1,572	2.28%	241,724	1,192	1.98%
Non-taxable securities (2)	66,425	312	1.88%	79,949	369	1.85%
Total securities	343,418	1,884	2.20%	321,673	1,561	1.95%
Loans (3)
Real estate term	902,214	13,447	5.98%	903,637	12,860	5.71%
Construction and land development	313,411	6,304	8.07%	368,823	7,303	7.94%
Commercial and industrial	294,489	5,212	7.10%	317,629	5,281	6.67%
Residential and home equity	161,299	2,371	5.89%	105,219	1,380	5.26%
Consumer and other	16,039	294	7.36%	17,940	249	5.58%
Total loans	1,687,452	27,628	6.57%	1,713,248	27,073	6.34%

Non-marketable equity securities	2,623	27	4.07%	7,671	58	3.04%
Total interest earning assets	2,122,954	30,050	5.68%	2,058,125	28,756	5.60%
Allowance for loan losses	(26,008)			(21,073)
Non-interest earning assets	148,625			140,723
Total average assets	$2,245,571			$2,177,775
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest bearing deposits:
Demand and savings accounts	$814,364	1,034	0.51%	$733,223	492	0.27%
Money market accounts	274,667	677	0.99%	207,663	176	0.34%
Certificates of deposit	179,242	619	1.39%	185,936	468	1.01%
Total interest bearing deposits	1,268,273	2,330	0.74%	1,126,822	1,136	0.40%
Short-term borrowings	-	-	0.00%	128,288	642	2.01%
Total interest bearing liabilities	1,268,273	2,330	0.74%	1,255,110	1,778	0.57%
Non-interest bearing deposits	652,158			642,063
Total funding	1,920,431	2,330	0.49%	1,897,173	1,778	0.38%
Other non-interest bearing liabilities	17,610			11,433
Shareholders’ equity	307,530			269,169
Total average liabilities and shareholders’ equity	$2,245,571			$2,177,775
Net interest income		$27,720			$26,978
Interest rate spread			4.94%			5.04%
Net interest margin			5.24%			5.26%

________________________________

(1)	Excludes average unrealized losses of $2.7 million and $6.4 million for the three months ended June 30, 2019 and 2018, respectively.
(2)	Does not include tax effect on tax-exempt investment security income of $104,000 and $123,000 for the three months ended June 30, 2019 and 2018, respectively.
(3)	Loan interest income includes loan fees of $1.8 million and $1.7 million for the three months ended June 30, 2019 and 2018, respectively.

PEOPLE’S UTAH BANCORP

SELECTED AVERAGE BALANCES AND YIELDS

	Six Months Ended
	June 30, 2019			June 30, 2018
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands, except footnotes)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest earning deposits in other banks and federal funds sold	$64,330	$730	2.29%	$14,501	$109	1.51%
Securities: (1)
Taxable securities	276,948	3,176	2.31%	247,078	2,406	1.96%
Non-taxable securities (2)	67,965	634	1.88%	81,226	751	1.86%
Total securities	344,913	3,810	2.23%	328,304	3,157	1.94%
Loans (3)
Real estate term	895,700	26,494	5.96%	879,444	25,024	5.74%
Construction and land development	314,604	12,535	8.04%	367,787	14,178	7.77%
Commercial and industrial	295,665	10,333	7.05%	315,838	10,371	6.62%
Residential and home equity	158,812	4,687	5.95%	106,060	2,716	5.16%
Consumer and other	16,408	559	6.86%	18,893	567	6.05%
Total loans	1,681,189	54,608	6.55%	1,688,022	52,856	6.31%

Non-marketable equity securities	2,785	54	3.90%	6,894	73	2.15%
Total interest earning assets	2,093,217	59,202	5.70%	2,037,721	56,195	5.56%
Allowance for loan losses	(25,907)			(19,901)
Non-interest earning assets	149,160			142,940
Total average assets	$2,216,470			$2,160,760
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest bearing deposits:
Demand and savings accounts	$807,043	2,027	0.51%	$725,774	943	0.26%
Money market accounts	262,171	1,281	0.99%	215,946	333	0.31%
Certificates of deposit	180,586	1,203	1.34%	192,705	927	0.97%
Total interest bearing deposits	1,249,800	4,511	0.73%	1,134,425	2,203	0.39%
Short-term borrowings	4,879	64	2.63%	114,498	1,070	1.88%
Total interest bearing liabilities	1,254,679	4,575	0.74%	1,248,923	3,273	0.53%
Non-interest bearing deposits	643,642			635,503
Total funding	1,898,321	4,575	0.49%	1,884,426	3,273	0.35%
Other non-interest bearing liabilities	16,173			10,925
Shareholders’ equity	301,976			265,409
Total average liabilities and shareholders’ equity	$2,216,470			$2,160,760
Net interest income		$54,627			$52,922
Interest rate spread			4.97%			5.03%
Net interest margin			5.26%			5.24%

________________________________

(1)	Excludes average unrealized losses of $3.9 million and $5.3 million for the six months ended June 30, 2019 and 2018, respectively.
(2)	Does not include tax effect on tax-exempt investment security income of $211,000 and $250,000 for the six months ended June 30, 2019 and 2018, respectively.
(3)	Loan interest income includes loan fees of $3.2 million and $3.3 million for the six months ended June 30, 2019 and 2018, respectively.

PEOPLE’S UTAH BANCORP

NON-GAAP SELECTED FINANCIAL INFORMATION

(NG) Non-GAAP Financial Measures

In addition to financial results presented in accordance with generally accepted accounting principles ("GAAP"), this press release contains certain non-GAAP financial measures.  Management has presented these non-GAAP financial measures because it believes that they provide useful and comparative information to assess trends in core operations and facilitate the comparison of our financial performance with the performance of our peers.

(Dollars in thousands)	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Revenue from Core Operations	2019	2019	2018	2019	2018
Net interest income (GAAP)	$27,720	$26,907	$26,978	$54,627	$52,922
Total non-interest income	3,598	3,337	4,066	6,935	7,784
Total GAAP revenues	31,318	30,244	31,044	61,562	60,706
Exclude net gain on sale of investment securities	-	-	(333)	-	(333)
Revenue from core operations (non-GAAP)	$31,318	$30,244	$30,711	$61,562	$60,373

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Non-interest Income from Core Operations	2019	2019	2018	2019	2018
Total non-interest income (GAAP)	$3,598	$3,337	$4,066	$6,935	$7,784
Exclude net gain on sale of investment securities	-	-	(333)	-	(333)
Non-interest income from core operations (non-GAAP)	$3,598	$3,337	$3,733	$6,935	$7,451

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Non-interest Expense from Core Operations	2019	2019	2018	2019	2018
Total non-interest expense (GAAP)	$14,699	$14,916	$15,823	$29,615	$31,871
Exclude acquisition-related costs	-	-	(1)	-	(350)
Non-interest expense from core operations (non-GAAP)	$14,699	$14,916	$15,822	$29,615	$31,521

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Net Income from Core Operations	2019	2019	2018	2019	2018
Net income (GAAP)	$10,989	$10,505	$10,467	$21,494	$19,471
Exclude net gain on sale of investment securities	-	-	(333)	-	(333)
Exclude acquisition-related costs	-	-	1	-	350
Exclude tax related benefit	-	-	79	-	(4)
Revaluation of deferred income tax assets (DTA)	-	-	-	-	-
Net income (non-GAAP)	$10,989	$10,505	$10,214	$21,494	$19,484

PEOPLE’S UTAH BANCORP

NON-GAAP SELECTED FINANCIAL INFORMATION

(NG) Non-GAAP Financial Measures (continued)
(Dollars in thousands)	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Acquisition Accounting Impact on Net Interest Margin	2019	2019	2018	2019	2018
Net interest income (GAAP)	$27,720	$26,907	$26,978	$54,627	$52,922
Exclude discount accretion (premium amortization) on purchased loans	(345)	(528)	(777)	(873)	(1,944)
Exclude premium amortization on acquired certificates of deposit ("CD")	(35)	(35)	(35)	(70)	(70)
Net interest income before acquisition accounting impact (Non-GAAP)	$27,340	$26,344	$26,166	$53,684	$50,908

Average earning assets (GAAP)	$2,122,954	$2,063,149	$2,058,125	$2,093,217	$2,037,721
Exclude average net loan discount on acquired loans	8,073	8,500	10,146	8,285	11,030
Average earning assets before acquired loan discount (Non-GAAP)	$2,131,027	$2,071,649	$2,068,271	$2,101,502	$2,048,751

Net interest margin ("NIM") (GAAP)	5.24%	5.29%	5.26%	5.26%	5.24%
Exclude impact on NIM from discount accretion	-0.06%	-0.10%	-0.15%	-0.08%	-0.19%
Exclude impact on NIM from CD premium amortization	-0.01%	-0.01%	-0.01%	-0.01%	-0.01%
Net interest margin before acquisition accounting adjustments (Non-GAAP)	5.17%	5.18%	5.10%	5.17%	5.04%

PEOPLE’S UTAH BANCORP

NON-GAAP SELECTED FINANCIAL INFORMATION

(NG) Non-GAAP Financial Measures (continued)
(Dollars in thousands)	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Additional Non-GAAP Financial Information	2019	2019	2018	2019	2018

Diluted earnings per share (GAAP)	$0.58	$0.55	$0.55	$1.13	$1.03
Diluted earnings per share (non-GAAP)	$0.58	$0.55	$0.54	$1.13	$1.03

Efficiency ratio (GAAP)	46.93%	49.32%	50.97%	48.11%	52.50%
Efficiency ratio (non-GAAP)	46.93%	49.32%	51.52%	48.11%	52.21%

Non-interest income to average assets (GAAP)	0.64%	0.62%	0.75%	0.63%	0.73%
Non-interest income to average assets (non-GAAP)	0.64%	0.62%	0.69%	0.63%	0.70%

Non-interest expense to average assets (GAAP)	2.63%	2.77%	2.91%	2.69%	2.97%
Non-interest expense to average assets (non-GAAP)	2.63%	2.77%	2.91%	2.69%	2.94%

Return on average assets (GAAP)	1.96%	1.95%	1.93%	1.96%	1.82%
Return on average assets (non-GAAP)	1.96%	1.95%	1.88%	1.96%	1.82%

Return on average equity (GAAP)	14.33%	14.38%	15.60%	14.35%	14.79%
Return on average equity (non-GAAP)	14.33%	14.38%	15.22%	14.35%	14.80%